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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2003

                     INDUSTRIES INTERNATIONAL, INCORPORATED
               (Exact name of Registrant as specified in charter)


           Nevada                    000-32053               87-0522115
(State or other jurisdiction    (Commission File Number)   (IRS Employer
of incorporation)                                        Identification Number)

                     4/F Wondial Building, Keji South 6 Road
                Shenzhen High-Tech Industrial Park, Shennan Road
                                 Shenzhen, China
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  011-86-755-26520839


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ITEM 4.          CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     Randy Simpson, CPA, P.C., the independent accountant who had been engaged by Industries International, Incorporated (the "Company") as the principal accountant to audit the Company's consolidated financial statements, was dismissed effective May 6, 2003. On May 6, 2003, the Company engaged Moores Rowland, Chartered Accountants, Certified Public Accountants as the Company's new principal independent accountants to audit the Company's consolidated financial statements for the year ending December 31, 2003.

     The decision to change the Company's independent accountants from Randy Simpson, CPA, P.C. to Moores Rowland was approved by the Company's Board of Directors.

     The report of Randy Simpson, CPA, P.C. on the financial statements of the Company as of and for the years ended December 31, 2002 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles. During the periods ended December 31, 2001 and December 31, 2002, and the interim period from January 1, 2003 through the date of dismissal of Randy Simpson, CPA, P.C., the Company did not have any disagreements with Randy Simpson, CPA, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Randy Simpson, CPA, P.C., would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

     Prior to engaging Moores Rowland, the Company has not consulted Moores Rowland regarding the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS

                 16(c)     Letter re Change in Certifying Accountant.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIES INTERNATIONAL, INCORPORATED



/s/ Weijiang Yu
----------------------
Weijiang Yu
President
Dated:  May 6, 2003